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                                                                   EXHIBIT 10.17

                              ARCH CHEMICALS, INC.
                  SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

                      (As amended through February 9, 2005)

      Section 1. Purpose. The purposes of the Senior Management Incentive Compensation Plan (the "Plan") are (i) to compensate certain members of senior management of Arch Chemicals, Inc. (the "Company") on an individual basis for significant contributions to the Company and its subsidiaries and (ii) to stimulate the efforts of such members by giving them a direct financial interest in the performance of the Company.

      Section 2. Definitions. The following terms utilized in this Plan shall have the following meanings:

            "Cash Flow" shall mean for a fiscal year EBITDA less capital and investment spending and plus or minus changes in working capital (excluding the effect of any reclassifications to/from long-term assets and liabilities, current or deferred taxes) at the end of such fiscal year.

            "Committee" shall mean the Compensation Committee of the Board of Directors of the Company or such other committee of such Board as such Board may from time to time designate; provided only those members of the Compensation Committee (or other Committee designated by such Board) who qualify as "Outside Directors" as defined in Section 162(m) shall constitute members of the Committee for purposes of the Plan.

            "Consolidated Net Assets" shall mean for a fiscal year consolidated total assets less consolidated non-interest bearing liabilities at the end of such fiscal year.

            "Earnings Per Share" shall mean for a fiscal year the actual diluted earnings per share at the end of such fiscal year calculated as the net income available to common stockholders excluding the impact of extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business divided by the weighted average number of common stock plus any potential dilutive common stock (such as stock options) outstanding at the end of such fiscal year.

            "EBIT" shall mean for a fiscal year consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus interest income and

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      any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year.

            "EBITDA" shall mean for a fiscal year consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), depreciation, amortization, extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus interest income and any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year.

            "EBITDA Margins" shall mean for a fiscal year EBITDA (at the end of such fiscal year) divided by consolidated net sales at the end of such fiscal year.

            "Operating Cash Flow" per share shall mean for a fiscal year the net operating activities less the impact of the accounts receivable securitization program divided by the weighted average number of shares of common stock plus any potential dilutive shares of common stock (such as stock options) outstanding at the end of such fiscal year.

            "Operating Income" shall mean for a fiscal year consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus equity in earnings of affiliated companies, interest income and any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year.

            "Operating Margins" shall mean for a fiscal year Operating Income (at the end of such fiscal year) divided by consolidated net sales at the end of such fiscal year.

            "Participant" shall mean for a fiscal year, each salaried employee who is designated as a Participant by the Committee prior to the commencement of such fiscal year (or such later date, if any, as permitted by Section 162(m)); provided for 1999, the Committee shall designate the Participants prior to April 1, 1999.

            "Performance Measures" shall mean for a fiscal year any one or combination of the following: "Earnings Per Share," "Profit Margin," "Return on Total Assets," "Cash Flow," "Return on Equity," "EBIT," "EBITDA," "Working Capital, "Operating Income, "Operating Margins," "EBITDA Margins," "Operating Cash Flow," "Working Capital as a Percent of Net Sales," "Return on Net Assets," and "Return on Capital" as the Committee determines from time to time with respect to such fiscal year; provided such determination would not subject any Incentive Award to
      Section 162(m). A Performance Measures can also be used on a continuing operations basis instead of a total Company basis as determined by the Committee.

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            "Profit Margin" shall mean for a fiscal year consolidated EBIT (at the end of such fiscal year) divided by consolidated net sales at the end of such fiscal year.

            "Return on Capital" shall mean for a fiscal year consolidated net income plus after-tax interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense) and the after-tax effect of any extraordinary expenses or losses, special charges or extraordinary gains, gains on the sale of businesses or sales not in the ordinary course of business and any cumulative effect of a change in accounting principle (at the end of such fiscal year), divided by average Consolidated Net Assets (the average calculated using Consolidated Net Assets at the beginning and end of such fiscal year).

            "Return on Equity" shall mean for a fiscal year consolidated net income before the after tax effect of any extraordinary expenses or losses, losses on sale of businesses, impairment charges, special charges or extraordinary gains, gains on the sale of businesses or sales not in the ordinary course of business and any cumulative effect of any change in accounting principle (at the end of such fiscal year), divided by average shareholders' equity (the average calculated using shareholders' equity at the beginning and end of such fiscal year excluding the impact on ending shareholders' equity of extraordinary expenses or losses, losses on sale of businesses, impairment charges, special charges or extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business).

            "Return on Net Assets" shall mean for a fiscal year the consolidated EBIT (at the end of such fiscal year) divided by consolidated average total assets less consolidated non-interest bearing liabilities (the average calculated using the balances at the beginning and end of such fiscal year).

            "Return on Total Assets" shall mean for a fiscal year the consolidated EBIT (at the end of such fiscal year) divided by consolidated average total assets (the average calculated using the consolidated total assets at the beginning and end of such fiscal year).

            "Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder, all as amended from time to time.

            "Working Capital" shall mean for a fiscal year total current assets excluding cash and cash equivalents plus accounts receivable securitization program minus total current liabilities excluding short-term borrowings.

            "Working Capital as a Percent of Net Sales" shall mean for a fiscal year Working Capital divided by consolidated net sales at the end of such fiscal year.

      Section 3. Term. The Plan shall be effective as of February 25, 1999 (the "Effective Date"), and shall be applicable for 1999 and all future fiscal years of the Company unless amended or terminated by the Company pursuant to Section 7 or as provided in Section 14.

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      Section 4. Incentive Award.

      4.1 For each fiscal year of the Company, each Participant may be entitled to receive an award payable in cash ("Incentive Award") in an amount determined by the Committee as provided in this Plan. Prior to the commencement of a fiscal year (or such later date, if any, as permitted by Section 162(m)) (but in the case of the 1999 fiscal year, prior to April 1, 1999), for the Incentive Awards for such fiscal year, the Committee will designate or approve (i) the individuals who will be Participants in the Plan, if any, (ii) the Performance Measures, (iii) if there is more than one Performance Measure, the weighting of the Performance Measures in determining the Incentive Award, (iv) the performance goals and payout matrix or formula for each Performance Measure and
(v) the target Incentive Award for each Participant. Following the end of a fiscal year, the Committee shall determine the Incentive Award for each Participant by:

      (i) comparing actual performance for each measure against the payout matrix approved for such fiscal year,

      (ii) multiplying the payout percentage from the payout matrix for each Performance Measure by the appropriate weighting factor, and

      (iii) summing the weighted payout percentages and multiplying their overall payout percentage by the Participant's target Incentive Award.

      The Committee is authorized in its sole and plenary discretion to adjust or modify the calculation of a Performance Measure and its goal to the extent permitted under Section 162(m) of the Code (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting in whole or in part the Company or any of its affiliates (to the extent applicable to such Performance Measure or goal) or
(ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting in whole or in part the Company or any of its affiliates (to the extent applicable to such Performance Measure or goal), or the financial statements of the Company or any of its affiliates (to the extent applicable to such Performance Measure or goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business condition.

      Notwithstanding anything contained in this Plan to the contrary, the Committee in its sole discretion may reduce any Incentive Award to any Participant to any amount, including zero, prior to the certification by resolution of the Committee of the amount of such Incentive Award; however, the Committee may not reduce an Incentive Award for a fiscal year after December 31 of such fiscal year for a Participant who is employed by the Company on such date and such Incentive Award shall vest in such Participant on such date.

      The Committee shall, by resolution of the Committee, certify, prior to payment of an Incentive Award, that the Incentive Award has been determined in accordance with the provisions of this Plan.

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      Incentive Awards for a fiscal year shall be determined as soon as practicable after such fiscal year and shall be paid no later than 75 days following such fiscal year unless deferred as provided in Section 4.4 hereof. The maximum Incentive Award paid a Participant under this Plan with respect to a fiscal year may not exceed 200% of such Participant's annual base salary in effect on December 31 of the immediately preceding fiscal year.

      4.2 A Participant whose employment terminates with cause or without the Committee's written consent during a fiscal year shall forfeit such Participant's Incentive Award for such fiscal year.

      4.3 Incentive Awards shall be payable in a single, lump sum. However, the Participant may defer payment if the participant so elects pursuant and subject to the terms of Company's Employee Deferral Plan (or its successor).

      4.4 The Company shall withhold from any Incentive Award or payments made or to be made under this Plan any amount of withholding taxes due in respect of an Incentive Award, its deferral or payment.

      4.5 Participation in this Plan does not exclude Participants from participation in any other benefit or compensation plans or arrangements of the Company, including other bonus or incentive plans.

      Section 5. Administration and Interpretation. The Plan shall be administered by the Committee, which shall have the sole authority to make rules and regulations for the administration of the Plan. The interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive. The Committee may request advice or assistance or employ such persons (including, without limitation, legal counsel and accountants) as it deems necessary for the proper administration of the Plan.

      Section 6. Administrative Expenses. Any expense incurred in the administration of the Plan shall be borne by the Company out of its general funds.

      Section 7. Amendment or Termination. The Committee of the Company may from time to time amend the Plan in any respect or terminate the Plan in whole or in part, provided that no such action shall increase the amount of any Incentive Award for which performance goals have been established but which has not yet been earned or paid; provided further that such action will not cause an Incentive Award to become subject to the deduction limitations contained in
Section 162(m).

      Section 8. No Assignment. The rights hereunder, including without limitation rights to receive an Incentive Award, shall not be pledged, assigned, transferred, encumbered or hypothecated by an employee of the Company, and during the lifetime of any Participant any payment of an Incentive Award shall be payable only to such Participant.

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      Section 9. The Company. For purposes of this Plan, the "Company" shall include the successors and assigns of the Company, and this Plan shall be binding on any corporation or other person with which the Company is merged or consolidated.

      Section 10. No Right to Employment. The designation of an employee as a Participant or grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any affiliate or subsidiary.

      Section 11. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable federal law.

      Section 12. No Trust. Neither the Plan nor any Incentive Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Participant. To the extent any Participant acquires a right to receive payments from the Company in respect to any Incentive Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

      Section 13. Section 162(m). It is the intention of the Company that all payments made under the Plan be excluded from the deduction limitations contained in Section 162(m). Therefore, if any Plan provision is found not to be in compliance with the "performance-based" compensation exception contained in
Section 162(m), that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the "performance-based" compensation exception contained in Section 162(m).

      Section 14. Shareholder Approval. This Plan shall be submitted for approval to the shareholders of the Company at the Company's 2000 Annual Meeting of Shareholders and shall be resubmitted to such shareholders at the Company's 2005 Annual Meeting of Shareholders. If the Plan is not approved by such shareholders within the meaning of Section 162(m), this Plan shall immediately terminate and all Incentive Awards granted but unpaid at the time of such non-approval shall also terminate.

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